EXHIBIT 1

PG&E CORPORATION

RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULE

TOGETHER WITH REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2010 AND 2009

MORRIS, DAVIS AND CHAN LLP
Certified Public Accountants

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits	3

Statements of Changes in Net Assets Available for Benefits	4

Notes to the Financial Statements	5-19

Supplemental Schedule:

Schedule H, Part IV, Line 4i – Schedule of Assets Held for Investment Purposes	20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan

We have audited the accompanying statements of net assets available for benefits of PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2010 and 2009, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2010 and 2009, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedule of assets held as of December 31, 2010 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan’s management.  The supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris, Davis & Chan LLP
Oakland, California
June 20, 2011

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PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2010	2009
ASSETS
Plan interest in Master Trust investments, at fair value	$2,167,653	$1,977,846
Receivables:
Notes receivable from participants (2,216 and 1,896 loans outstanding in 2010 and 2009, respectively, and interest rates ranging from 4.25% to 10.50% in 2010 and 2009)	26,247	23,291
Total assets	2,193,900	2,001,137

LIABILITIES
Administrative expenses payable	23	19
Net assets	2,193,877	2,001,118
Adjustment from fair value to contract value for fully benefit-responsive investment contracts (Note 2)	1,091	10,245
NET ASSETS AVAILABLE FOR BENEFITS	$2,194,968	$2,011,363

See accompanying Notes to the Financial Statements.

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PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2010	2009
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$221,736	$325,770
Contributions:
Employer	28,448	27,038
Participant	81,264	76,994
Total contributions	109,712	104,032
Interest from notes receivable from participants	1,297	1,327
Total additions	332,745	431,129
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	170,797	128,123
Administrative expenses	679	182
Total deductions	171,476	128,305
NET INCREASE BEFORE ASSET TRANSFERS	161,269	302,824
Asset transfers, net	22,336	(4,457)
NET INCREASE	183,605	298,367
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,011,363	1,712,996
End of year	$2,194,968	$2,011,363

See accompanying Notes to the Financial Statements.

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PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF THE PLAN

The following is an overview of the PG&E Corporation Retirement Savings Plan (“RSP” or “Plan”).  The RSP Plan document (“Plan Document”) provides a more complete description of the RSP’s provisions.

General – The RSP is a defined contribution plan covering all non- represented employees, of PG&E Corporation and all companies owned by PG&E Corporation (collectively, “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”).  The RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight of the RSP.  The EBC retains Fidelity Management Trust Company as the Trustee of the RSP (“Trustee”).

The PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”) holds the investment assets of both the RSP plan and the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP”).  The accompanying financial statements present the assets and liabilities of the RSP only.

Eligibility – All non-represented employees of the PG&E Corporation Group are eligible to participate in the RSP.

Contributions – Effective March 1, 2009, participating employees may elect to contribute, through payroll deductions, from 1 to 50 percent (from 1 and 20 percent prior to March 1, 2009) of their eligible compensation.  Participating employees’ eligible compensation for purposes of the RSP is limited by the Internal Revenue Code (“Code”) to $245,000 for the 2010 and 2009 plan years, respectively.  These elective contributions can be made on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the RSP.  Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the RSP, as set forth by the regulations in the Code.

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As provided by the Code, participant pre-tax contributions may not exceed $16,500 for the 2010 and 2009 plan years, respectively.  All RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s eligible compensation or $49,000 for the 2010 and 2009 plan years, respectively.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional contribution up to a maximum of $5,500 for the 2010 and 2009 plan years, respectively.

Beginning March 1, 2009, all participating employees who elect to contribute to the RSP are immediately eligible for a matching employer contribution of 75 percent of their elective employee contributions up to 6 percent of eligible compensation.  Prior to March 1, 2009, participants receive matching employer contributions of 75 percent of their elective employee contributions up to 3 percent of eligible compensation for employees with 1 to 3 years of service and up to 6 percent of eligible compensation for employees with 3 or more years of service.

Participant Accounts – Individual accounts are maintained for each participant in the RSP and each account is credited with the participant’s elective contributions, employer contributions, and an allocation of the net investment income (losses) and certain investment management fees of the Master Trust.  Allocations of net investment income (losses) and fees are based on participant account balances as defined in the Plan Document.

Vesting – Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options – The EBC is responsible for the selection of the RSP’s investment fund managers and the selection of the range of investment options.  Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations.  Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time.  Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer contributions to other investment options once it has been credited to their account.  The RSP also offers participants an option of investing in collective investment funds and fully benefit-responsive investment contracts.

In 2009, the following changes were made to the investment options available under the RSP:

•	A suite of target date funds replaced the previously available asset allocation funds.
•	An additional 4 funds were added to the existing, 6 core funds available under the Plan.
•
A self-directed brokerage link account was added offering participants access to over 4,000 mutual funds, replacing the mutual fund window that has previously given participants access to approximately 200 mutual funds.

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The RSP also contains an Employee Stock Ownership Plan.  This enables the RSP to pay any dividends directly to participants when declared on the PG&E Corporation Stock Fund. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Notes Receivable from Participants – Notes receivable from participants totaled $26 million and $23 million as of December 31, 2010 and 2009, respectively. Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance.  Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years.  The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested.  The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account.  Participants pay a one-time origination fee and quarterly maintenance fees for each loan. Participants may have up to 3 outstanding loans at any time.

Payment of Benefits – Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant’s account balance.  The form of payment may be a single lump-sum distribution, periodic payments based on a participant’s life expectancy, or a partial distribution with the remainder paid later.  Participants may also elect to roll all or a portion of their account balances into another qualified plan or account.  Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance.  Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA.  In the event of a participant’s death, the participant’s beneficiaries will receive the value of the participant’s account balance in a lump-sum payment, except as provided in the Plan Document.  Participants must begin taking minimum distributions from the RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals – Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee.  Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses – Certain costs of administering the RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group.  Investment management fees, used to cover the expenses related to running an investment fund, are paid by participants and are deducted directly from investment returns.

Voting Rights – Each participant is entitled to exercise voting rights based on the equivalent number of PG&E Corporation Stock Fund shares allocated to the participant’s account. Each participant is notified by the Trustee prior to the time that such rights are to be exercised.  The Trustee is not permitted to vote any share for which a participant has

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not given instructions.  However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination – The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA.  In the event the RSP is terminated, participants will receive full payment of the balance in their accounts.  No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting – The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies.  Actual results could differ from these estimates.

Fair Value Measurements – The Plan’s management determines the fair value of certain assets and liabilities based on assumptions that market participants would use in pricing the assets or liabilities.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or the “exit price.”  The Plan’s management utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and give precedence to observable inputs in determining fair value.  An instrument’s level within the hierarchy is based on the lowest level of any significant input to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

Fully Benefit-Responsive Investments – The RSP Stable Value Fund (“Fund”) is composed of fully benefit-responsive investment contracts, which are investments that generally guarantee full payment of principal and interest upon liquidation.  The investment contracts held by a defined contribution plan are required to be reported at fair value.  Contract value, however, is the relevant measurement attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the RSP.  The RSP’s Statements of Net Assets Available for Benefits present the fully benefit-responsive investment contracts at fair value and an adjustment to reflect the contract value (see Note 5 below).

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Investment Valuation and Income Recognition – A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP’s investments are stated at fair value, other than the Fund, which is stated at contract value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date, the date before which a participant must hold the underlying investment in order to be entitled to dividends. Net appreciation or depreciation in the fair value of the RSP’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis.  Realized gains and losses from security transactions are reported on the average cost basis.

Notes Receivable from Participants – Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest.  Delinquent participant loans are reclassified as distributions upon default.

Derivative Investments – Subject to certain guidelines, the EBC allows the plan investment managers to use derivative instruments to achieve investment objectives.  During the years ended December 31, 2010 and 2009, the RSP and the Master Trust held no direct investments in derivative instruments.

Payment of Benefits – Benefit payments to participants are recorded upon distribution.

Adoption of New Accounting Pronouncements

Improving Disclosure about Fair Value Measurements
In January 2010, the Plan adopted a new amended accounting standard issued by the Financial Accounting Standards Board (“FASB”) that requires additional fair value disclosures.   The amended standard requires disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers, beginning in 2010 (see Note 4 below). Additionally, the amended standard requires presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3), beginning in 2011.

Reporting Loans to Participants by Defined Contribution Pension Plans
In December 2010, the Plan retrospectively adopted a new accounting standard issued by the FASB on reporting loans to participants by defined contribution pension plans.  The new standard requires the loans to participants to be classified as notes receivable and to

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be measured at their unpaid principal balance plus any accrued but unpaid interest. As a result of this standard, these instruments are no longer subject to fair value accounting and are no longer included in Note 4.

3.             MASTER TRUST INVESTMENTS

The RSP’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds.  Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility.  Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

The total Master Trust investments by major category and the RSP’s total share of these investments based on participant account balances are as follows:

	As of December 31,
(in thousands)	2010	2009
Brokerage link account	$431,928	$355,653
Employer stock fund	1,106,633	1,157,356
Target date funds	635,099	602,935
Equity funds	1,360,505	1,131,949
Fixed income funds	328,018	236,443
Stable value fund	862,104	882,978
Investments at fair value	4,724,287	4,367,314
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	2,765	25,415
Total Master Trust investments	$4,727,052	$4,392,729
Total Master Trust investments by plan:
RSP	$2,168,744	$1,988,091
Union RSP	2,558,308	2,404,638
Total all plans	$4,727,052	$4,392,729

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The net investment income of the Master Trust by major category and the RSP’s total share of this net investment income based on participant account balances are as follows:

	Year ended December 31,
(in thousands)	2010	2009
Net appreciation in fair value of investments:
Brokerage link account	$44,924	$8,303
Mutual funds	-	173,675
Employer stock fund	74,987	164,181
Target date funds	81,850	14,939
Equity funds	183,946	211,010
Fixed income funds	16,662	7,030
Asset allocation funds	-	42,109
Net appreciation in fair value of investments	402,369	621,247
Net appreciation in contract value of fully benefit-responsive investment contracts	14,277	17,570
Dividends and interest	48,772	53,406
Total Master Trust investment income	$465,418	$692,223
Total Master Trust investment income by plan:
RSP	$221,736	$325,770
Union RSP	243,682	366,453
Total all plans	$465,418	$692,223

The following investments held by the Plan through the Master Trust represent 5% or more of the Plan’s net assets at December 31, 2010 and 2009:

	As of December 31,
(in thousands)	2010	2009
PG&E Corporation Stock Fund, at fair value	$405,998	$420,103
RSP Large Company Stock Index Fund, at fair value	408,996	359,824
RSP Small Company Stock Index Fund, at fair value	125,493	-	(1)
RSP International Stock Index Fund, at fair value	131,758	-	(1)
RSP Stable Value Fund, at contract value	341,356	366,166
RSP Bond Index Fund, at fair value	154,099	116,289

(1) Fund was below 5% of the Plan’s net assets at year-end.

4.	FAIR VALUE MEASUREMENTS

The RSP measures certain assets at fair value.  A three-tier fair value hierarchy is established as a basis for considering fair value assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

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Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Assets and liabilities measured at fair value on a recurring basis for the RSP are summarized below.

Fair Value Measurements at December 31, 2010
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$431,928	$-	$-	$431,928
Employer stock fund	-	1,106,633	-	1,106,633
Target Date Funds	-	635,099	-	635,099
Equity Funds	-	1,360,505	-	1,360,505
Fixed Income Funds	-	328,018	-	328,018
Stable Value Fund	-	862,104	-	862,104
Total Master Trust Investments, at Fair Value	$431,928	$4,292,959	$-	$4,724,287

Fair Value Measurements at December 31, 2009
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$355,653	$-	$-	$355,653
Employer stock fund	-	1,157,356	-	1,157,356
Target Date Funds (1)	-	602,935	-	602,935
Equity Funds (1)	-	1,131,949	-	1,131,949
Fixed Income Funds (1)	-	236,443	-	236,443
Stable Value Fund (1)	-	882,978	-	882,978
Total Master Trust Investments, at Fair Value	$355,653	$4,011,661	$-	$4,367,314

(1) The Target Date Funds, Equity Funds, and Fixed Income Funds were previously reported within one category as Collective Investment Funds. These funds have been disaggregated to conform to the current year disclosure.

The fair value measurements incorporate various factors, such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.  As of December 31, 2010 and 2009, the following is a description of the valuation methodologies used for the financial instruments at fair value:

•
Mutual funds offered to participants either through the Brokerage link account or as direct investment options are valued based on unadjusted prices in active markets for identical transactions.  These investments are actively traded on a public exchange and are therefore considered Level 1 assets.

•
The employer stock fund, target date funds, equity funds, fixed income funds, and stable value fund are stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net

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assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.  Target date funds, equity funds, and fixed income funds are maintained by investment companies for large institutional investors and are not publicly traded.  They are comprised primarily of underlying securities represented by a variety of asset classes that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by these funds are readily observable and available.  As of December 31, 2010 and 2009, the employer stock fund, target date funds, equity funds, fixed income funds, and stable value fund are categorized as Level 2.

The employer stock fund, target date funds, equity funds, fixed income funds, and stable value fund are reported using net asset value as an estimate of fair value. The employer stock fund invests in PG&E stock. The target date funds invest in US and international common stock and marketable fixed income securities with an asset allocation that is suitable for a participant with a retirement date in the fund's specified target year. The equity funds invest in common stock and securities convertible into common stock from companies of various sizes and geography, with each fund seeking to match the performance of specified index funds. The fixed income funds invest in diversified portfolios of bonds, with each fund seeking to match the performance of specified index funds. The stable value fund invests in synthetic GICs and seeks to mitigate risk by investing in high credit quality instruments and by managing the Fund’s exposure to specific issuers (see Note 5). Each of these funds may be purchased or redeemed daily based on the unit value determined on the respective transaction date.  The funds have no unfunded commitments, required notice period for redemption, or other redemption restriction.

Transfers Between Levels

The RSP recognizes any transfers between levels in the fair value hierarchy as of the end of the reporting period. There were no significant transfers between levels for the year ended December 31, 2010.

Level 3 Rollfoward

There were no assets classified as Level 3 in the fair value hierarchy for the year ended December 31, 2010.

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The following table is a reconciliation of changes in fair value of financial instruments for the year ended December 31, 2009 that have been classified as Level 3 in the fair value hierarchy:

(in thousands)	Employer Stock Fund	Equity Funds	Fixed Income Funds	Asset Allocation Funds	Stable Value Fund	Total
Balance at January 1, 2009	$1,093,739	$695,692	$117,998	$253,942	$896,498	$3,057,829
Realized gains	-	-	-	-	-	-
Unrealized losses	-	-	-	-	-	-
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	-	-	-	-	-	-
Purchases and settlements	-	-	-	-	-	-
Transfers in/out of Level 3	(1,093,739)	(695,692)	(117,998)	(253,942)	(896,498)	(3,057,829)
Balance at December 31, 2009	$-	$-	$-	$-	$-	$-

5.	RSP STABLE VALUE FUND

The Master Trust holds investments in the Fund.  The key objectives of the Fund are to provide preservation of principal, earn a reasonable interest crediting rate, and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives, the Fund invests primarily in synthetic guaranteed investment contracts (“synthetic GICs”).  Under the synthetic GICs structure, the Fund purchases wrapper contracts (“contracts”) primarily from insurance companies or other financial services institutions. The wrap contracts ensure the fund’s ability to distribute benefits at the contract value, which is equal to a participant’s principal balance plus accrued interest.  The underlying investments in the contracts are owned by the Fund and held in the Master Trust for the plan participants.  The realized and unrealized gains and losses on the underlying investments are amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Fund for the underlying investments.

The future interest crediting rates for the contracts are affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments, and the duration of the underlying investments.  The issuer of the contracts provides assurance that adjustments to the interest crediting rate do not result in a future interest crediting rate that is less than zero.

The interest crediting rate is the guaranteed rate of return and is reset on a quarterly basis.  The gains and losses in the market value of the underlying investments relative to the

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contracts’ value are presented in the RSP’s Statements of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.”  The contracts provide for a minimum interest crediting rate of zero percent.

The following table provides a summary of the average yield of the synthetic GICs in the Master Trust:

	Year ended December 31,
	2010	2009
Based on actual earnings (1)	1.65%	3.47%
Based on interest rate credited to participants (2)	1.52%	2.25%

(1) Computed by dividing the annualized one-day actual earnings of the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.
(2) Computed by dividing the annualized one-day earnings credited to participants in the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.

The events that would require the contracts to be withdrawn at fair value rather than contract value include termination of the RSP, a material adverse change to the provisions of the RSP, the investment manager or plan sponsor to withdraw from a contract in order to replace the Fund with a different investment option, or failure of a successor plan’s terms (in the event of the spin-off or sale of a division) to meet the contract issuer’s underwriting criteria for issuance of an identical contract.

Events that would permit the issuer to terminate a contract upon short notice include the RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the RSP.  If one of these events was to occur, the contract issuer could terminate at the market value of the underlying investments.

During April 2011, the EBC approved the discontinuation of the Fund and subsequent investment in different assets.  The fair value of the Fund at the time of sale was in excess of the total contract value, resulting in the contracts’ terminations at a gain.

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The RSP Stable Value Fund is composed of the following contracts and underlying investments at December 31, 2010:

(in thousands)	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund	$88,512
Intermediate Core Fund	42,849
Total	131,361	$388	$462
ING Life & Annuity 60110 Contract
Target 2 Fund	88,499
Intermediate Core Fund	42,843
Total	131,342	-	461
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund	88,395
Intermediate Core Fund	42,792
Total	131,187	-	460
Monumental MDA00819TR Contract
Target 2 Fund	88,788
Intermediate Core Fund	42,983
Total	131,771	-	462
State Street Bank 103094 Contract
Target 2 Fund	88,225
Intermediate Core Fund	42,711
Total	130,936	-	459
JP Morgan – APGE01 Contract
Target 2 Fund	88,769
Intermediate Core Fund	42,974
Total	131,743	739	461
Short-term investments	72,637	-	-
TOTAL	$860,977	$1,127	$2,765

RSP	$339,820	$445	$1,091
Union RSP	521,157	682	1,674
Total all plans	$860,977	$1,127	$2,765

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The RSP Stable Value Fund is composed of the following contracts and underlying investments at December 31, 2009:

(in thousands)	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund	$75,323
Target 5 Fund	22,979
Intermediate Core Fund	47,348
Total	145,650	$-	$4,235
ING Life & Annuity 60110 Contract
Target 2 Fund	75,313
Target 5 Fund	22,976
Intermediate Core Fund	47,342
Total	145,631	130	4,234
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund	75,179
Target 5 Fund	22,935
Intermediate Core Fund	47,258
Total	145,372	-	4,227
Monumental MDA00819TR Contract
Target 2 Fund	75,536
Target 5 Fund	23,044
Intermediate Core Fund	47,482
Total	146,062	130	4,248
State Street Bank 103094 Contract
Target 2 Fund	75,135
Target 5 Fund	22,922
Intermediate Core Fund	47,230
Total	145,287	-	4,224
JP Morgan – APGE01 Contract
Target 2 Fund	75,516
Target 5 Fund	23,038
Intermediate Core Fund	47,469
Total	146,023	86	4,247
Short-term investments	8,607	-	-
TOTAL	$882,632	$346	$25,415

RSP	$355,782	$139	$10,245
Union RSP	526,850	207	15,170
Total all plans	$882,632	$346	$25,415

17

6.	RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the RSP comprised the following investments:

(in thousands)	As of December 31,
	2010	2009

PG&E Corporation Stock Fund	$405,998	$420,103
Fidelity managed funds	130,256	117,129
Total party-in-interest investments	$536,254	$537,232

7.	FEDERAL INCOME TAX STATUS

The RSP has received a determination letter from the IRS dated March 3, 2003, stating that the Plan is qualified under Section 401(a) and Section 401(k) of the Code, and therefore the related trust is exempt from taxation. Accordingly, PG&E Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code and no provision for federal income taxes has been recorded in the RSP’s financial statements.  Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the RSP.

In addition, on December 30, 2009, PG&E Corporation filed an application for a new favorable tax determination letter from the IRS.  However, as of the date hereof, the IRS has not ruled on that application.

GAAP requires Plan management to evaluate tax positions taken by the Plan and to recognize a tax liability (or asset) if the Plan has taken an uncertain position that, more likely than not, would not be sustained upon examination by the IRS.  The Plan management has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2010, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.  The Plan management believes it is no longer subject to income tax examinations for years prior to 2007.

8.	RECLASSIFICATIONS

In December 2010, participant loans were reclassified on the Statements of Net Assets Available for Benefits from investments to notes receivable from participants for 2010 and 2009, as required by a new accounting pronouncement (See Note 2). The reclassification did

18

 not have a material effect on the net assets of the Plan, as the fair value of the notes receivable from participants are carried at unpaid principal balance plus accrued but unpaid interest, which was considered a good faith estimate of fair value. As this pronouncement applies only to financial statements prepared in accordance with GAAP, it will not affect the classification of participant loans on the Form 5500, where they continue to be reported as investments. Accordingly, there is no reconciling note in the Plan’s financial statements.

9.	SUBSEQUENT EVENTS

In April 2011, the EBC approved the discontinuation of the Fund.  Accordingly, the fully benefit-responsive investment contracts were terminated on May 5, 2011.  The amount received from the liquidation of underlying assets of the Fund was in excess of book value and is currently invested in a money market fund.  Participants were notified that their investment in the Fund will be transferred to the RSP Money Market Fund effective August 1, 2011.

In preparing the financial statements, transactions and events were evaluated for potential recognition.  Plan management determined that, apart from the change discussed above, there are no subsequent transactions that require disclosure to or adjustment in the financial statements.

10.      RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits and related changes in net assets available for benefits per the financial statements to the Form 5500:

(in thousands)	As of December 31,
	2010	2009
Statements of Net Assets Available for Benefits:
Net assets available for benefits per the financial statements	$2,194,968	$2,011,363
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(1,091)	(10,245)
Net assets available for benefits per the Form 5500	$2,193,877	$2,001,118

	Year ended December 31,
(in thousands)	2010	2009
Statements of Changes in Net Assets Available for Benefits:
Plan interest in Master Trust investment income per the financial statements	$221,736	$325,770
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	9,154	18,650
Plan investment income per the Form 5500	$230,890	$344,420

19

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

EIN      #:  94-3234914
PLAN  #:  001

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2010

(in thousands)
(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	4.25% - 10.50%	$-	$26,247

(*) Represents party-in-interest, as defined under ERISA.

20

PG&E CORPORATION

RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULE

TOGETHER WITH REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2010 AND 2009

MORRIS, DAVIS AND CHAN LLP
Certified Public Accountants

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits	3

Statements of Changes in Net Assets Available for Benefits	4

Notes to the Financial Statements	5-19

Supplemental Schedule:

Schedule H, Part IV, Line 4i – Schedule of Assets Held for Investment Purposes	20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan for Union-Represented Employees

We have audited the accompanying statements of net assets available for benefits of PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2010 and 2009, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2010 and 2009, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedule of assets held as of December 31, 2010 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan’s management.  The supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris, Davis & Chan LLP
Oakland, California
June 20, 2011

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2010	2009
ASSETS
Plan interest in Master Trust investments, at fair value	$2,556,634	$2,389,468
Receivables:
Notes receivable from participants (6,815 and 5,760 loans outstanding in 2010 and 2009, respectively, and interest rates ranging from 4.25% to 10.50% in 2010 and 2009)	65,757	56,882
Total assets	2,622,391	2,446,350
LIABILITIES
Administrative expenses payable	77	61
Net assets reflecting all investments at fair value	2,622,314	2,446,289
Adjustment from fair value to contract value for fully benefit-responsive investment contracts (Note 2)	1,674	15,170
NET ASSETS AVAILABLE FOR BENEFITS	$2,623,988	$2,461,459

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2010	2009
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$243,682	$366,453
Contributions:
Employer	25,194	24,712
Participant	110,971	108,033
Total contributions	136,165	132,745
Interest from notes receivable from participants	3,251	3,263
Total additions	383,098	502,461
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	197,284	166,900
Administrative expenses	949	298
Total deductions	198,233	167,198
NET INCREASE BEFORE ASSET TRANSFERS	184,865	335,263
Asset transfers in (out), net	(22,336)	4,457
NET INCREASE	162,529	339,720
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,461,459	2,121,739
End of year	$2,623,988	$2,461,459

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF PLAN

The following is an overview of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP” or “Plan”).  The Union RSP Plan document (“Plan Document”) provides a more complete description of the Union RSP’s provisions.

General – The Union RSP is a defined contribution plan covering union-represented employees of PG&E Corporation and all companies owned by PG&E Corporation (collectively, “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”). Pacific Gas and Electric Company had participants in this plan during 2010 and 2009.  The Union RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight of the Union RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP (“Trustee”).

The PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”) holds the investment assets of both the Union RSP plan and the PG&E Corporation Retirement Savings Plan (“RSP”). The accompanying financial statements present the assets and liabilities of the Union RSP only.

Eligibility – All union-represented employees of the PG&E Corporation Group are eligible to participate in the Union RSP.

Contributions – Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their eligible compensation.  Participating employees’ eligible compensation for purposes of the Union RSP is limited by the Internal Revenue Code (“Code”), to $245,000 for the 2010 and 2009 plan years, respectively.  These elective contributions can be made on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Union RSP. Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the Union RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $16,500 for the 2010 and 2009 plan years, respectively.  All Union RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s eligible compensation or $49,000 for the 2010 and 2009 plan years, respectively.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional contribution up to a maximum of $5,500 for the 2010 and 2009 plan years, respectively.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. Matching employer contributions for participants are made as follows according to years of service:

Length of Service	Matching Employer Contribution
Less than 1 year of service	No employer match

1 year or more but less than 3 years of service	50 percent of the participant’s pre-tax and/ or after-tax contributions up to 3 percent of the employee’s eligible compensation

3 years of service or more	50 percent of the participant’s pre-tax and/ or after-tax contributions up to 6 percent of the employee’s eligible compensation

Participant Accounts – Individual accounts are maintained for each participant in the Union RSP and each account is credited with the participant’s employee elective contributions, employer contributions, and an allocation of the net investment income (losses) and certain investment management fees of the Master Trust. Allocations of net investment income (losses) and fees are based on participant account balances, as defined in the Plan Document.

Vesting – Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options – The EBC is responsible for the selection of the Union RSP’s investment fund managers and the selection of the range of investment options. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations. Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account.  In addition, the RSP offers participants an option of investing in collective investments funds and fully benefit-responsive investment contracts.

In 2009, the following changes were made to the investment options available under the Union RSP:

•	A suite of target date funds replaced the previously available asset allocation funds.

•	An additional 4 funds were added to the existing, 6 core funds available under the Plan.
•
A self-directed brokerage link account was added offering participants access to over 4,000 mutual funds, replacing the mutual fund window that has previously given participants access to approximately 200 mutual funds.

The Union RSP also contains an Employee Stock Ownership Plan. This enables the Union RSP to pay any dividends directly to participants when declared on the PG&E Corporation Stock Fund. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Notes Receivable from Participants – Notes receivable from participants totaled $66 million and $57 million as of December 31, 2010 and 2009, respectively.  Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance. Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account. Participants pay a one-time origination fee and quarterly maintenance fees for each loan. Participants may have up to 3 outstanding loans at any time.

Payment of Benefits – Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant’s account balance. The form of payment may be a single lump-sum distribution, periodic payments based on a participant’s life expectancy, or a partial distribution with the remainder paid later. Participants may also elect to roll all or a portion of their account balances into another qualified plan or account. Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance. Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA. In the event of a participant’s death, the participant’s beneficiaries will receive the value of the participant’s account balance in a lump-sum payment, except as provided in the Plan Document. Participants must begin taking minimum distributions from the Union RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals – Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses – Certain costs of administering the Union RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group. Investment management fees, used to cover the expenses related to running an investment fund, are paid by participants and are deducted directly from investment returns.

Voting Rights – Each participant is entitled to exercise voting rights based on the equivalent number of PG&E Corporation Stock Fund shares allocated to the participant’s account. Each participant is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination – The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting – The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Fair Value Measurements – The Plan’s management determines the fair value of certain assets and liabilities based on assumptions that market participants would use in pricing the assets or liabilities.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or the “exit price.”  The Plan’s management utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and give precedence to observable inputs in determining fair value.  An instrument’s level within the hierarchy is based on the lowest level of any significant input to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

Fully Benefit-Responsive Investments – The RSP Stable Value Fund (“Fund”) is composed of fully benefit-responsive investment contracts, which are investments that generally guarantee full payment of principal and interest upon liquidation.  The investment contracts held by a defined contribution plan are required to be reported at fair value.  Contract value, however, is the relevant measurement attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the RSP.  The Union RSP’s Statements of Net Assets Available for Benefits present the fully benefit-responsive investment contracts at fair value and an adjustment to reflect the contract value (see Note 5 below).

Investment Valuation and Income Recognition – A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP’s investments are stated at fair value, other than the Fund, which is stated at contract value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date, the date before which a participant must hold the underlying investment in order to be entitled to dividends. Net appreciation or depreciation in the fair value of the Union RSP’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Notes Receivable from Participants –– Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest.  Delinquent participant loans are reclassified as distributions upon default.

Derivative Investments – Subject to certain guidelines, the EBC allows the plan investment managers to use derivative instruments to achieve investment objectives.  During the years ended December 31, 2010 and 2009, the Union RSP and the Master Trust held no direct investments in derivative instruments.

Payment of Benefits – Benefit payments to participants are recorded upon distribution.

Adoption of New Accounting Pronouncements

Improving Disclosure about Fair Value Measurements
In January 2010, the Plan adopted a new accounting standard issued by the Financial Accounting Standards Board (“FASB”) that requires additional fair value disclosures.   The amended standard requires disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers, beginning in 2010 (see Note 4 below). Additionally, the amended standard requires presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3), beginning in 2011.

Reporting Loans to Participants by Defined Contribution Pension Plans
In December 2010, the Plan retrospectively adopted a new accounting standard issued by the FASB on reporting loans to participants by defined contribution pension plans.  The new standard requires the loans to participants to be classified as notes receivable and to be measured at their unpaid principal balance plus any accrued but unpaid interest. As a result of this standard, these instruments are no longer subject to fair value accounting and are no longer included in Note 4.

3.      MASTER TRUST INVESTMENTS

The Union RSP’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

The total Master Trust investments by major category and the Union RSP’s total share of these investments based on participant account balances are as follows:

(in thousands)	As of December 31,
	2010	2009
Brokerage link account	$431,928	$355,653
Employer stock fund	1,106,633	1,157,356
Target date funds	635,099	602,935
Equity funds	1,360,505	1,131,949
Fixed income funds	328,018	236,443
Stable value fund	862,104	882,978
Investments at fair value	4,724,287	4,367,314
Adjustment from fair value to contract value for fully benefit- responsive investment contracts	2,765	25,415
Total Master Trust investments	$4,727,052	$4,392,729
Total Master Trust investments by plan:
Union RSP	$2,558,308	$2,404,638
RSP	2,168,744	1,988,091
Total all plans	$4,727,052	$4,392,729

The net investment income of the Master Trust by major category and the Union RSP’s total share of this net investment income based on participant account balances are as follows:

(in thousands)	Year ended December 31,
	2010	2009
Net appreciation in fair value of investments:
Brokerage link account	$44,924	$8,303
Mutual funds	-	173,675
Employer stock fund	74,987	164,181
Target date funds	81,850	14,939
Equity funds	183,946	211,010
Fixed income funds	16,662	7,030
Asset allocation funds	-	42,109
Net appreciation in fair value of Investments	402,369	621,247
Net appreciation in contract value of fully benefit-responsive investment contracts	14,277	17,570
Dividends and interest	48,772	53,406
Total Master Trust investment income	$465,418	$692,223
Total Master Trust investment income by plan:
Union RSP	$243,682	$366,453
RSP	221,736	325,770
Total all plans	$465,418	$692,223

The following investments held by the Plan through the Master Trust represent 5% or more of the Plan’s net assets at December 31, 2010 and 2009:

	As of December 31,
(in thousands)	2010	2009
PG&E Corporation Stock Fund, at fair value	$700,635	$737,253
RSP Large Company Stock Index Fund, at fair value	375,191	338,792
RSP Small Company Stock Index Fund, at fair value	134,793	-	(1)
RSP Bond Index Fund, at fair value	142,258	-	(1)
RSP Stable Value Fund, at contract value	523,513	542,227

(1) Fund was below 5% of the Plan’s net assets at year-end.

4.	FAIR VALUE MEASUREMENTS

The RSP measures certain assets at fair value.  A three-tier fair value hierarchy is established as a basis for considering fair value assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Assets and liabilities measured at fair value on a recurring basis for the RSP are summarized below.

Fair Value Measurements at December 31, 2010
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$431,928	$-	$-	$431,928
Employer stock fund	-	1,106,633	-	1,106,633
Target Date Funds	-	635,099	-	635,099
Equity Funds	-	1,360,505	-	1,360,505
Fixed Income Funds	-	328,018	-	328,018
Stable Value Fund	-	862,104	-	862,104
Total Master Trust Investments, at Fair Value	$431,928	$4,292,959	$-	$4,724,287

Fair Value Measurements at December 31, 2009
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$355,653	$-	$-	$355,653
Employer stock fund	-	1,157,356	-	1,157,356
Target Date Funds (1)	-	602,935	-	602,935
Equity Funds (1)	-	1,131,949	-	1,131,949
Fixed Income Funds (1)	-	236,443	-	236,443
Stable Value Fund (1)	-	882,978	-	882,978
Total Master Trust Investments, at Fair Value	$355,653	$4,011,661	$-	$4,367,314

(1) The Target Date Funds, Equity Funds, and Fixed Income Funds were previously reported within one category as Collective Investment Funds. These funds have been disaggregated to conform to the current year disclosure.

The fair value measurements incorporate various factors, such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.  As of December 31, 2010 and 2009, the following is a description of the valuation methodologies used for the financial instruments at fair value:

•
Mutual funds offered to participants either through the Brokerage link account or as direct investment options are valued based on unadjusted prices in active markets for identical transactions.  These investments are actively traded on a public exchange and are therefore considered Level 1 assets.

•
The employer stock fund, target date funds, equity funds, fixed income funds, and stable value fund are stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.  Target date funds, equity funds, and fixed income funds are maintained by investment companies for large institutional investors and are not publicly traded.  They are comprised primarily of underlying securities represented by a variety of asset classes that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by these funds are readily observable and available.  As of December 31, 2010 and 2009, the employer stock fund, target date funds, equity funds, fixed income funds, and stable value fund are categorized as Level 2.

The employer stock fund, target date funds, equity funds, fixed income funds, and stable value fund are reported using net asset value as an estimate of fair value. The employer stock fund invests in PG&E stock. The target date funds invest in US and international common stock and marketable fixed income securities with an asset allocation that is suitable for a participant with a retirement date in the fund's specified target year. The equity funds invest in common stock and securities convertible into common stock from companies of various sizes and geography, with each fund seeking to match the performance of specified index funds. The fixed income funds invest in diversified portfolios of bonds, with each fund seeking to match the performance of specified index funds. The stable value fund invests in synthetic GICs and seeks to mitigate risk by investing in high credit quality instruments and by managing the Fund’s exposure to specific issuers (see Note 5). Each of these funds may be purchased or redeemed daily based on the unit value determined on the respective transaction date.  The funds have no unfunded commitments, required notice period for redemption, or other redemption restriction.

     Transfers Between Levels

The RSP recognizes any transfers between levels in the fair value hierarchy as of the end of the reporting period. There were no significant transfers between levels for the year ended December 31, 2010.

Level 3 Rollfoward

There were no assets classified as Level 3 in the fair value hierarchy for the year ended December 31, 2010.

The following table is a reconciliation of changes in fair value of financial instruments for the year ended December 31, 2009 that have been classified as Level 3 in the fair value hierarchy:

(in thousands)	Employer Stock Fund	Equity Funds	Fixed Income Funds	Asset Allocation Funds	Stable Value Fund	Total
Balance at January 1, 2009	$1,093,739	$695,692	$117,998	$253,942	$896,498	$3,057,829
Realized gains	-	-	-	-	-	-
Unrealized losses	-	-	-	-	-	-
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	-	-	-	-	-	-
Purchases and settlements	-	-	-	-	-	-
Transfers in/out of Level 3	(1,093,739)	(695,692)	(117,998)	(253,942)	(896,498)	(3,057,829)
Balance at December 31, 2009	$-	$-	$-	$-	$-	$-

5.	RSP STABLE VALUE FUND

The Master Trust holds investments in the Fund. The key objectives of the Fund are to provide preservation of principal, earn a reasonable interest crediting rate, and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives, the Fund invests primarily in synthetic guaranteed investment contracts (“synthetic GICs”). Under the synthetic GICs structure, the Fund purchases wrapper contracts (“contracts”) primarily from insurance companies or other financial services institutions. The wrap contracts ensure the fund’s ability to distribute benefits at the contract value, which is equal to a participant’s principal balance plus accrued interest.  The underlying investments in the contracts are owned by the Fund and held in the Master Trust for the plan participants. The realized and unrealized gains and losses on the underlying investments are amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Fund for the underlying investments.

The future interest crediting rates for the contracts are affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments, and the duration of the underlying investments. The issuer of the contracts provides assurance that adjustments to the interest crediting rate do not result in a future interest crediting rate that is less than zero.

The interest crediting rate is the guaranteed rate of return and is reset on a quarterly basis. The gains and losses in the market value of the underlying investments relative to the contracts’ value are presented in the Union RSP’s Statements of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.” The contracts provide for a minimum interest crediting rate of zero percent.

The following table provides a summary of the average yield of the synthetic GICs in the Master Trust:

	Year ended December 31,
	2010	2009
Based on actual earnings (1)	1.65%	3.47%
Based on interest rate credited to participants (2)	1.52%	2.25%

(1) Computed by dividing the annualized one-day actual earnings of the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.
(2) Computed by dividing the annualized one-day earnings credited to participants in the Fund on the last day of the plan year by the fair value of the investments of the Fund on the same date.

The events that would require the contracts to be withdrawn at fair value rather than contract value include termination of the Union RSP, a material adverse change to the provisions of the Union RSP, the investment manager or plan sponsor withdrawing from a contract in order to replace the Fund with a different investment option, or failure of a successor plan’s terms (in the event of the spin-off or sale of a division) to meet the contract issuer’s underwriting criteria for issuance of an identical contract.

Events that would permit the issuer to terminate a contract upon short notice include the Union RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the Union RSP. If one of these events was to occur, the contract issuer could terminate at the market value of the underlying investments.

During April 2011, the EBC approved the discontinuation of the Fund and subsequent investment in different assets. The fair value of the Fund at the time of sale was in excess of the total contract value, resulting in the contracts’ terminations at a gain.

The RSP Stable Value Fund is composed of the following contracts and underlying investments at December 31, 2010:

(in thousands)	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund	$ 88,512
Intermediate Core Fund	42,849
Total	131,361	$ 388	$ 462
ING Life & Annuity 60110 Contract
Target 2 Fund	88,499
Intermediate Core Fund	42,843
Total	131,342	-	461
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund	88,395
Intermediate Core Fund	42,792
Total	131,187	-	460
Monumental MDA00819TR Contract
Target 2 Fund	88,788
Intermediate Core Fund	42,983
Total	131,771	-	462
State Street Bank 103094 Contract
Target 2 Fund	88,225
Intermediate Core Fund	42,711
Total	130,936	-	459
JP Morgan – APGE01 Contract
Target 2 Fund	88,769
Intermediate Core Fund	42,974
Total	131,743	739	461
Short-term investments	72,637	-	-
TOTAL	$ 860,977	$ 1,127	$ 2,765

Union RSP	$ 521,157	$ 682	$ 1,674
RSP	339,820	445	1,091
Total all plans	$ 860,977	$ 1,127	$ 2,765

The RSP Stable Value Fund is composed of the following contracts and underlying investments at December 31, 2009:

(in thousands)	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund	$75,323
Target 5 Fund	22,979
Intermediate Core Fund	47,348
Total	145,650	$-	$4,235
ING Life & Annuity 60110 Contract
Target 2 Fund	75,313
Target 5 Fund	22,976
Intermediate Core Fund	47,342
Total	145,631	130	4,234
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund	75,179
Target 5 Fund	22,935
Intermediate Core Fund	47,258
Total	145,372	-	4,227
Monumental MDA00819TR Contract
Target 2 Fund	75,536
Target 5 Fund	23,044
Intermediate Core Fund	47,482
Total	146,062	130	4,248
State Street Bank 103094 Contract
Target 2 Fund	75,135
Target 5 Fund	22,922
Intermediate Core Fund	47,230
Total	145,287	-	4,224
JP Morgan – APGE01 Contract
Target 2 Fund	75,516
Target 5 Fund	23,038
Intermediate Core Fund	47,469
Total	146,023	86	4,247
Short-term investments	8,607	-	-
TOTAL	$882,632	$346	$25,415

Union RSP	$526,850	$207	$15,170
RSP	355,782	139	10,245
Total all plans	$882,632	$346	$25,415

 6.      RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The Union RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the Union RSP comprised the following investments:

(in thousands)	As of December 31,
	2010	2009

PG&E Corporation Stock Fund	$700,635	$737,253
Fidelity managed funds	107,174	92,772
Total party-in-interest investments	$807,809	$830,025

7.	FEDERAL INCOME TAX STATUS

The RSP has received a determination letter from the IRS dated March 17, 2004, stating that the Plan is qualified under Section 401(a) and Section 401(k) of the Code, and therefore the related trust is exempt from taxation. Accordingly, PG&E Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code and no provision for federal income taxes has been recorded in the Union RSP’s financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Union RSP.

In addition, on December 30, 2009, PG&E Corporation filed an application for a new favorable tax determination letter from the IRS.  However, as of the date hereof, the IRS has not ruled on that application.

GAAP requires Plan management to evaluate tax positions taken by the Plan and to recognize a tax liability (or asset) if the Plan has taken an uncertain position that, more likely than not, would not be sustained upon examination by the IRS.  The Plan management has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2010, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.  The Plan management believes it is no longer subject to income tax examinations for years prior to 2007.

8.	RECLASSIFICATIONS

In December 2010, participant loans were reclassified on the Statements of Net Assets Available for Benefits from investments to notes receivable from participants for 2010 and 2009, as required by a new accounting pronouncement (See Note 2). The reclassification did not have a material effect on the net assets of the Plan, as the fair value of the notes receivable from participants are carried at unpaid principal balance plus accrued but unpaid interest, which was considered a good faith estimate of fair value. As this pronouncement applies only to financial statements prepared in accordance with GAAP, it will not affect the classification of participant loans on the Form 5500, where they continue to be reported as investments. Accordingly, there is no reconciling note in the Plan’s financial statements.

9.	SUBSEQUENT EVENTS

Effective January 1, 2011, the matching contribution was increased from 50 percent to 60 percent of the participant’s pre-tax and/ or after-tax contributions.

In April 2011, the EBC approved the discontinuation of the Fund.  Accordingly, the fully benefit-responsive investment contracts were terminated on May 5, 2011.  The amount received from the liquidation of underlying assets of the Fund was in excess of book value and is currently invested in a money market fund.  Participants were notified that their investment in the Fund will be transferred to the RSP Money Market Fund effective August 1, 2011.

In preparing the financial statements, transactions and events were evaluated for potential recognition.  Plan management determined that, apart from those changes discussed above, there are no subsequent transactions and events that require disclosure to or adjustment in the financial statements.

10. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits and related changes in net assets available for benefits per the financial statements to the Form 5500:

(in thousands)	As of December 31,
	2010	2009
Statements of Net Assets Available for Benefits:
Net assets available for benefits per the financial statements	$2,623,988	$2,461,459
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(1,674)	(15,170)
Net assets available for benefits per the Form 5500	$2,622,314	$2,446,289

(in thousands)	Year ended December 31,
	2010	2009
Statements of Changes in Net Assets Available for Benefits:
Plan interest in Master Trust investment income per the financial statements	$243,682	$366,453
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	13,496	25,249
Plan investment income per the Form 5500	$257,178	$391,702

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

EIN      #:  94-3234914
PLAN  #:  002

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2010

(in thousands)
(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	4.25% - 10.50%	$-	$65,757

(*) Represents party-in-interest, as defined under ERISA.